Form C

Cover Page

Name of issuer:

Fun-gi Games LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 5/4/2015

Physical address of issuer:

2135 W 236th Place
Torrance CA 90501

Website of issuer:

http://www.fun-gi.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

2/9/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$84,560.00	$0.00
Cash & Cash Equivalents:	$82,894.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$33,784.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$820.00	$0.00
Net Income:	($73,274.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Fun-gi Games LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alfred Fung	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alfred Fung	352 of the 400 units	88.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our company, fun-gi, is pre-revenue, and is raising capital to build and market a product we hope will define a new genre of game with the reknown of Chip & Joanna Gaines from HGTV's hit show, Fixer Upper.

Investors won't see a return until the company is acquired or IPO's.

Even with the partnerships and media support of Chip & Joanna Gaines and Scripps/HGTV, the game might not grow with enough players to generate revenue at the scale needed to support revenue, and thus marketing growth.

Mobile and VR games as an industry is still growing at a rapid pace, but consumption of media can be fickle where users may not be interested in this new type of game.

The consumption of any type of game content competes with the consumption of other types of media including television, movies, social, books, and other games.

The games industry is highly competitive with studios and publishers who possess greater financial, developmental, and marketing resources than fun-gi; even though these competitors would be limited with speed to market (given the intensity of engineering and art needed to compete) and the lack of carrying the brand power of Chip & Joanna Gaines.

The organic distribution and presence of our House Flip game is dependent upon the brand power of Chip & Joanna Gaines which carries the risks of many well-known and popular figures such as intense public scrutiny from the media.

The development of a first-of-its-kind game requires heavy commitments on engineering, design, and art; thus making it a lengthy process and may not be fully completed within anticipated timeframes.

Game development in general is an iterative process that requires persistent feature and content delivery which exposes its users to both positive and negative experiences until it is refined.

The social and networked nature of the House Flip game requires an Internet connection to 3rd party platforms and servers which can be susceptible to outages despite standard industry service level agreements.

While fun-gi and their development partner, Section Studios, are both committed to bringing on employees who are enabled to execute at the highest levels, the combination of talent, discipline, and dedication are difficult characteristics to find and retain in a team that can build a product with AAA quality.

The freemium business model does rely on economies of scale with a large user base, but every game monetizes at different levels which requires constant improvements. Even beyond insufficient users, convincing players to open their wallets to spend money on a game (even one they love) is not an easy task.

The future games fun-gi will develop beyond House Flip depend on timing and relevance of growing brands which can be uncertain.

The history of fun-gi allowed the development of its product with capital from past investors. The future operations depends on fun-gi's ability to create revenue. While fun-gi may consider additional funding in the future through debt and/or equity financing, there is no assurance that additional financing will be made.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	Pay production (engineers, artists, and game designers) to bring game to global launch.
If we raise:	**$250,000**
Use of Proceeds:	Boost global launch with marketing on social, search, and influencer channels.
If we raise:	**$500,000**
Use of Proceeds:	In addition to production costs, hire another senior engineer to add new features to the game.
If we raise:	**$750,000**
Use of Proceeds:	Hire additional game designer/technical producer, and accelerate game feature and asset production with more artists.
If we raise:	**$1,000,000**
Use of Proceeds:	Ramp up marketing spend to maximize user acquisition, plus hire a marketing specialist to bolster promotional efforts.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Units**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Class A Units	20	20	Yes	Yes
Class B Units	16	16	Yes	Yes
Class E Units	12	12	Yes	Yes
Common Units	352	352	Yes	No
Common Stock				No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0
Other Rights:	

Describe any other rights:

Class A and Class B are not different in any material way in that both 1) carry priority distributions of 100%, pro rata, until they have received an amount equal to their initial capital contributions, and 2) shall participate in distributions in accordance with their ownership of Units. Class A and Class B also receive tax advance rights for net taxable income in the instance that available distributions are not made. Class A and Class B also have rights to participate in subsequent offerings. Class E is granted to employees and other service providers with vesting schedules, and treated as profits interest which have no capital account as of the data that such profits interest is issued. Common Units are similar to Class E Units in that there is no priority distribution applied. Common and Class E also participate in distributions in accordance with their ownership of Units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than **$10 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Creditor. Julie Fung
Amount Owed. 12500
Interest Rate. 0%
Maturity Date. None

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Priced Round	$125,000	General operations
10/2016	Section 4(a)(2)	Priced Round	$200,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Loan from family member.
Creditor. Julie Fung
Amount Owed. 12500
Interest Rate. 0%
Maturity Date. None

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

fun-gi designs and publishes games for growing brands. We deliver the front and back-end of video game development where we design innovative content in a space with marketable IP opportunities; and then we publish that content in partnership with an emerging brand. Our first product is a house flipping game, 'House Flip', on mobile and VR platforms with an exclusive partnership with Chip & Joanna Gaines who are the stars of HGTV's hit show, 'Fixer Upper'.

Business Model

While our company is still pre-revenue, we will have three primary channels of projected revenue in 2017, namely: 1) In-App Purchases (70%), 2) In-Game Advertising (15-20%), and 3) In-Game Product Placement Sponsorships (15-20%). In-App Purchases (IAP) comprise of players making purchases on digital items in our games which are available directly in the app and transacted through the app stores (Apple and Google initially). In-Game Advertising consists of both video and static interstitial ads that are delivered in-game. And In-Game Product Placement Sponsorships consist of native placements of brand partners where players can directly interact with both digital and corresponding real-life products. Each of the three channels of revenue are seeing rapid growth consistent with the mass adoption of smartphones and tablets, and the increasing percentage of content consumption on said devices.

In-App Purchases (IAP) - the primary game mechanics in House Flip are driven by productivity and accelerators. Players who wish to progress and unlock features faster in the game will see value in spending money as it will allow them to access more features at a quicker pace. We anticipate revenue growth in IAP to be consistent with industry growth which analysts are estimating to be 6.6% CAGR by 2019. Since House Flip is a free-to-download game, we also anticipate "freemium" economics where the majority of players will not transact with a purchase.

In-Game Advertising - those players who are not transacting on IAP will largely consume advertising as a method of accelerating gameplay. More specifically, rewarded video will be the primary mechanism where players watch videos to rush renovation jobs. We anticipate revenue growth in rewarded video to be consistent with industry growth which analysts are estimating to be 73% CAGR by 2018.

In-Game Product Placement Sponsorships - in-game placements of brand partners such as Magnolia Home or York Wall Coverings will round out our revenue channels where players can interact with real world goods as well as their digital representations in House Flip. We anticipate revenue growth in sponsorships to be aligned with native advertising metrics and consistent with industry growth which analysts are estimating to be 26.5% CAGR by 2020.

Key Milestones

- Nov 2014 - Original game concept, mechanics, and monetization for a house flipping game first drafted.
- Dec 2014 - Section Studios, BAFTA-award-winning team, commits to becoming development and equity partner in the house flipping game.
- Feb 2015 - Production for vertical slice kicks off in preparation for E3.
- Jun 2015 - Completed House Flip prototype premieres at E3.
- Sep 2015 - Partnership with Chip & Joanna Gaines begins with site visit to Waco, Texas.
- Nov 2015 - Full production of game begins and fun-gi moves into Section Studios office in Downtown Los Angeles.
- Dec 2015 - Friends and Family investment round culminates.
- Jun 2016 - Chip & Joanna Gaines' team invests in open seed round.
- Jul 2016 - Landmark partners join including Baylor University in Waco, Texas and USS Midway Museum in San Diego, California.
- Oct 2016 - Chip & Joanna Gaines launch a best-selling book that hits #1 on Amazon and the New York Times Best Seller list.
- Dec 2016 - Soft launch submission to Apple for iOS exclusive aligned with season 4 premiere of Fixer Upper on HGTV

Trends and Growth

As an early-stage company, we have experienced losses thus far in our operating history, as we've focused our capital resources towards team growth and building out product. Creating a game of this magnitude required investment in the people to develop the technology, designs, and art, which has culminated in a product we will be soft launching in December 2016. Although that investment has not seen immediate returns yet, we will start seeing revenue as soon as soft launch is live, and be able to validate our assumptions on player retention, engagement, and monetization. Revenue growth assumptions are based on a global launch which we aim to have live in early 2017.

We do not expect to see substantial revenue growth in the current fiscal year because our soft launch will be at a relatively small scale. However, we believe that in the long-term, we have a significant potential for growth due to the innovations we've made in our game technology/mechanics, plus our ability to scale our user base with integrated marketing in partnership with Chip & Joanna Gaines, Scripps/HGTV, as well as highly targeted paid marketing, thus positioning our product to define a new genre of game in the app stores. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Liquidity

Our cash as of November 2016 is held for working capital purposes in the amount of $76,000. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return. As we were not in formal operation in 2014, we did not carry a cash balance in that fiscal year, but the cash balance of our first operating year as of December 31, 2015 was approximately $83,000. Our cash held as of November 2016 is 8% less than cash held as of December 31, 2015. Since we are pre-revenue, this decrease resulted primarily from continuous fluctuations in capital as we've raised funds and expended towards building our first game.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company to pursue technology and game feature development, art asset delivery, marketing, and team growth to further build out our games. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to the viability of our business as it will be integral to developing our game at a pace and quality to effectively compete in our fast-moving industry, where speed-to-market will allow us define our game genre and generate cash flow immediately.

Capital Resources
We have financed our operations through private sales of equity in a friends and family round that generated $125,000, plus a seed round that generated $200,000. The terms of each of these rounds included both equity ownership and profit sharing with priority payback to these accredited investors, which were highly favored given the nature of risk at the earliest stages of our business.

Historical Results of Operations
We did not see any increases in total revenue from the prior year as we are still pre-revenue. Our overall direct costs (excluding depreciation and amortization) increased by $349,000, or 812% from the prior year to $392,000 in the year ended November, 2016. This was largely driven by human resource costs in engineers, artists, and game designers and saw such substantial gains in 2016 since the costs in 2015 only saw about a month's worth of costs with full production having kicked off in the middle of November 2015.

We expect our revenue to grow at increasing rates in the coming fiscal year as well as the years following, due to our product becoming available to the public as early as December 2016, with a global launch as early as January 2017.

Run Rate / Burn Rate

As of November 2016, the company had cash in bank of approximately $76K. It is operating with an approximate burn rate of $68K per month. The company has financing in place to fund expenses if needed.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.fun-gi.com/#/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Fun-Gi Games LLC SAFE

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Alfred Fung

CLOSING IN 9 DAYS
Invest until 11pm EST on Feb 9

INVEST IN FUN-GI

Fun games for growing brands

“We design and publish games that enable emerging brands to engage fans beyond traditional media. Our first partners are the stars of HGTV's most-watched show ever: Chip and Jo of 'Fixer Upper'. We will be launching our mobile game, House Flip, following the premiere of 'Fixer Upper' season 4 in mid December.



Alfred Fung
CEO, FUN-GI


FOLLOW US FOR UPDATES
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132
investors
$210,702
raised of $100K-$1M goal
$100 min
Wefunder Portal LLC
INVEST

Future Equity (SAFE)
$10M valuation cap
A SAFE gives you the right to future shares in fun-gi. If you invest, you're betting the company will be worth more than $10M in the future. This is a custom contract - please read it for details.

INVEST $25,000+ FOR PRO-RATA RIGHTS

EARLY BIRD BONUS: Virtualize your real life home
For investments over $5,000, virtualize your real life home into the game as a renovatable House Flip (applies only to investments as part of the first $100K of the round)

INVESTOR PERKS

$100+	Early and exclusive access to each private game release before it goes live
$500+	Include your family name as an in-game House Flip citizen
$1,000+	Swag bag exclusively from Chip & Joanna's Magnolia Market
$10,000+	Invitation to game launch party to meet the team and founder in Los Angeles

OUR AMBITION

Growing brands need a new way to capture the attention of fans—with a smartphone in the hands of 68% of Americans, mobile games are the answer. Already, some of TV's top brands like Pokemon and The Walking Dead have ventured into mobile games and apps. fun-gi will become *the* game development platform for brands who want to give fans a new, meaningful way to engage in brand-specific experiences. It starts with America's home-renovating sweethearts, Chip and Joanna Gaines.

KEY FACTS

- Exclusive partnership with Chip & Joanna Gaines, stars of HGTV's #1 show Fixer Upper, which brought in 25M viewers last season
- #1 Adventure Game in Australia and New Zealand after soft launch
- Global launch scheduled for March 2017
- Product placement brands include Magnolia Market and York Wall Coverings
- Section Studios is our development and equity partner in the game, which is led by a BAFTA award-winning art team
- Landmark partners include Baylor University, USS Midway Museum, Arizona State University and more
- Scripps Networks (which owns HGTV and the Fixer Upper show), is a media partner
- Two additional game designs are in pre-production also for growing brands

DOCUMENTS

fun-gi_House_Flip_with_Chip___Jo_Wefunder.pdf

fun-gi.com

from Torrance CA

MEDIA PLATFORM | GAMES | MOBILE ADS | VR | PUBLISHER | SOFTWARE | ENTERTAINMENT | ADVERTISING | B2B | FILM

WHY I LIKE FUN-GI

> *Having launched our apps on the opening day of the iTunes App Store, MobilityWare has garnered over 300 million installs. Much of my time is now spent acquiring companies - which means that I look at a lot of them. While I turn down most investment opportunities, I invested in fun-gi because I was impressed by how they created a novel game with branded content. Something other companies spend millions of dollars to accomplish, Alfred has done at high quality with a lean budget.*



Dave Yonamine

FOUNDER & CHAIRMAN OF THE BOARD AT MOBILITYWARE, FUN-GI ADVISOR & INVESTOR

THE BUZZ ABOUT FUN-GI

> *When Alfred first started fun-gi, I immediately recognized in him the same grit and determination I possessed when I built my business. Then he landed amazing partnership after partnership resulting in this gorgeous game, and it was clear his level of execution matched the same standard of excellence as Chip & Jo's. His commitment is unwavering, and I'm looking forward to seeing him grow more brands in this space.*

Sam Kim
Investor & Advisor

Application Developers Alliance

Blending Art with Science: The Man and Methods Behind Fun-gi
March 26, 2015

Alfred Fung, founder of fun-gi, did not take a traditional route into app development-if app development is even old enough to have a traditional route, that is. After finishing his undergraduate degree at the University of California, Los

BRANDS NEED A NEW WAY TO ENGAGE FANS: GAMES

Mobile games are a $36.9B market and TV's biggest brands are already adopting them.

Games are the new frontier for brands to capture their fans' hearts and attention. The more interaction a fan has with a brand experience, the more loyal they are. That's why TV brands such as Pokemon have expanded their mobile app footprint, giving passionate fans unique experiences of 'living' the brand as much as possible.


Pokémon
GO

100 Million
Total Downloads


MARVEL
CONTEST OF CHAMPIONS

60 Million
Total Downloads


THE WALKING DEAD
NO MAN'S LAND

25 Million
Total Downloads

Games Dominate App Downloads on Mobile

The mobile app market is estimated to hit $77 billion in gross revenue by next year. And the largest category by downloads are games with nearly 2 billion downloads in Q2 of 2016 alone.


How Are the App Markets Growing?
Apple & Google App Stores' Gross Revenue in Billions
90
80
70
60
50
40
30
20
10
0
8
19
27
35
45
58
77
2011
2012
2013
2014
2015
2016*
2017*
* Projected
SurveyMonkey Intelligence


Q2 2016 Worldwide App Store Categories by Downloads
Q2 2015
Q2 2016
2.0B
1.5B
1.0B
500M
1.83B
1.50B
265% Larger
433M
502M
434M
482M
431M
447M
362M
359M
Games
Photo & Video
Entertainment
Social Networking
Utilities

OUR FIRST PARTNERS ARE CHIP AND JOANNA FROM HGTV's #1 SHOW

"Fixer Upper" is HGTV's most watched show ever. We're helping them get even bigger.

In the last season, which aired through spring 2016, Chip and Joanna broke cable records, with up to 4 million viewers tuning in to a single episode. Their all-American values, authenticity and sense of humor have rocketed them to the status of national sweethearts.





25+ million

Viewers Last Season

FANS CAN NOW RENOVATE LIKE CHIP AND JOANNA

We've collaborated with Chip and Jo to create an authentic 'house flipping' adventure.

In 'Fixer Upper', Chip and Jo transform lackluster houses into dream homes. With Chip and Jo's help, we've recreated the house flipping experience for your phone or tablet down to the smallest details - choose your favorite shade of paint, put up shiplap siding, and stage your houses with Magnolia Market furnishings.


A MAGNOLIA® HOME RENOVATION GAME
HOUSE FLIP
with Chip & Jo


Floors

Renovate Your Dream Fixer Upper

Every choice and color imaginable at your fingertips to renovate and stage homes.



Design in 3D

Explore and customize materials from kitchen cabinets to dining room furniture sets.



The Art of House Flipping

Discover cities with hundreds of houses, starting around the Magnolia Silos in Waco, Texas.

MEET OUR PARTNERS

"Even beyond Alfred bringing monetization and publishing to the table, he also brought a team mentality where we could mutually stretch our wings to fly. Our BAFTA award-winning heritage has given us the privilege to cherry pick projects, and partnering with fun-gi and developing House Flip with Chip & Jo has been one of our most rewarding."



Jimmy Yun

CEO, SECTION STUDIOS

SECTION | MAGNOLIA | KILZ | YORK WALLCOVERINGS

BAYLOR UNIVERSITY | EMP MUSEUM music + sci-fi + pop culture | The Nelson-Atkins Museum of Art | NATIONAL WWI MUSEUM AT LIBERTY MEMORIAL

Heard Museum | ASU ARIZONA STATE UNIVERSITY | HOTEL DEL CORONADO | USS Midway MUSEUM

'HOUSE FLIP' WILL SOFT-LAUNCH IN DECEMBER

We plan to launch the game alongside 'Fixer Upper' season 4 and develop two new games next year.

Game Design Drafted

CEO, Alfred Fung, writes the concept, mechanics, and monetization for a house flipping game for growing brands.

November 2014

December 2014

Prototype Pre-production Begins

Concept and UI/UX art kicks off in preparation for a premiere at Electronic Entertainment Expo (E3).

February 2015

June 2015


FIXER★UPPER

Chip & Joanna Gaines Partnership

Alfred flies to Waco, TX to secure partnership with Chip & Joanna to create a house flipping game that grows their brand.

September 2015

November 2015

Brand Integrations from BEHR/Kilz and York/RoomMates Wall Coverings

In-game product placement integrations begin.

March 2016

June 2016

Integration of Landmark Partners



Landmarks across the United States join from Baylor University in Waco, TX to the USS Midway Museum in San Diego, CA.

July 2016

October 2016

Soft Launch submission to Apple for iOS Exclusive


HOUSE FLIP

Soft launch of the game aligned with the season 4 premiere of Fixer Upper on HGTV.

December 2016

March 2017

Production of 2nd Title Begins

Fall 2017

Section Studio Partnership

Founders of BAFTA-award-winning team commit to becoming development and equity partner in the house flipping game.



House Flip Demo shown at E3

Game industry experts validate the viability of a genre-defining game opening introductions to major talent agencies such CAA, UTA, and William Morris Endeavor

Full Production

fun-gi moves into Section Studios office and kicks off production in Downtown Los Angeles.



Chip and Joanna Invest in Seed Round

Chip and Joanna's team contribute capital in our seed round.

Chip and Joanna Release Bestselling Book

Chip and Joanna's book premieres at #1 on Amazon and #1 on the New York Times Best Seller list.

Global Launch on iOS and Android

HOUSE FLIP IS NOW THE #1 ADVENTURE GAME IN AUSTRALIA

Just a month into our soft launch, House Flip has proven it delivers.

House Flip has rocketed into app rankings as the #1 adventure game in both Australia and New Zealand. We've even already breached the rankings for Top Grossing Game at #80.



AUSTRALIA

#1 Adventure Game
#4 Simulation Game

NEW ZEALAND

#1 Adventure Game
#3 Simulation Game

HELP US CREATE THE GAMES YOU WANT TO PLAY

We're a tight-knit team, and we want you to be a part of it.

"Building a thriving business is about building great teams. I witnessed this when Alfred grew his ad agency at M&C Saatchi, and I'm seeing it first-hand at fun-gi. We've both been in the games industry long enough to know the opportunity he's capturing can only be done with a crew that creates with purpose, knows the flow of fun, and is passionate about design. These are the ideals he holds to himself and those around him, and it's resulting in truly innovative game content."



Stephen Saiz
INVESTOR & ADVISOR


#shiplap

The genesis of fun-gi and House Flip is a story of risk and reward. When I first flew to Waco, Texas to pitch Chip & Joanna Gaines, I had nothing but my will and a clunky demo funded from my dwindling life savings. Finding the tables turned with Chip pitching me instead, I knew our game was something special. But it wasn't enough to create innovative content alone; after all, there are plenty of great games that land in the app stores unnoticed.

At fun-gi, we captivate customers in the app stores by partnering with brands which have exceptional alignment with our novel gameplay. Where Chip & Jo lift our game and open the doors to their zealous fans, fun-gi grows their brands and unlocks a new audience. Together, our audience heart share amplifies, further bonding the love that fans have for Chip & Joanna as well as for House Flip. Few others create content this way, and we aim to become the leader in publishing fun games for growing brands.

And the irony hasn't escaped me that we've designed a game around the age-old business of real estate speculation. The simple concept of buying low and selling high is the very thing that drives who we are as a country: to take risks and reap their rewards. Joining us as an investor isn't just about game creation; it's a vote to keep the American Dream alive.

Much love,



Alfred Fung

FOUNDER



Alfred Fung

CEO

Prior to fun-gi, Alfred oversaw teams in LA, SF, and NYC for global leader in mobile advertising M&C Saatchi. His game experience started at Mobile Deluxe. He's also a Returned Peace Corps Volunteer.

AND THE REST OF THE TEAM



Calvin Lim

Advisor

Co-CEO & Chief Creative Officer at SELECTIV



Jimmy Xu

Product Manager

Product manager passionate about design, code, and business. Jimmy loves conceptualizing and delivering great products. After graduating from UCLA, he has been working in Los Angeles ever since.

RAISED $535,702 FROM 130+ INVESTORS

$125,000	$200,000	$210,702
December 2015	October 2016	In Progress
PRICED ROUND	PRICED ROUND	



Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.



Andrew C Laufer

Civil Rights Attorney - Representing victims of unlawful arrest, prosecution, an excessive force. My father in law suffers from type 1 diabetes. Beta Bionics will substantially improve his life



Valerie T Perez

Matthew Stroia

Husband, Father, Business Owner, Coffee and Beer entrepreneur (Hoppy Coffee startup), supporter of small business... blah, blah, blah...



Will Gruben



Paul T Chaput Jr

Air Traffic Controller with FAA. Have lived in Houston entire life. 4 year grad from U of H. Married.

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is fun-gi?

fun-gi designs and publishes games for growing brands. We start by creating innovative game designs with a focus on fun and marketability. We then publish our games by working with brands and different media outlets to maximize exposure from launch to live operations.

Can you tell us about the game you're working on now?

We are working on House Flip, a first-of-its-kind house flipping game on both mobile and VR platforms. In partnering with Chip & Joanna Gaines, the stars of HGTV's popular show, Fixer Upper, we're able to leverage their audience which brought in 25 million viewers last season. Add to that: Chip & Joanna's own social media footprint exceeds 12 million followers and continues to grow everyday.

We created House Flip as a close collaboration with Chip & Joanna which has allowed us to imbue the game with their industry and design experience. With the successes of their show, their #1 best selling book, their magazine, and all of their home renovation ventures, we've created a new media channel in a game where players learn about flipping houses: the very thing that kickstarted Chip & Joanna's first businesses. Authenticity to their identity is of utmost importance, and we've worked incredibly hard to become an extension of their brand.

In Fixer Upper, Chip & Joanna turn dilapidated but potential-rich houses into showplaces. The game that we designed is similar in the sense that you buy a dilapidated house, you renovate it, and then you flip it at a margin. Everything is in 3D, so you can evaluate your renovations from every angle. As you renovate more houses in the game, you unlock new technologies, new colors, and new materials. In the process of learning about the world of renovation, our players also unlock new cities with bigger houses and unique architecture. Part of Chip & Joanna's character is a sense of American culture that we wanted to capture in each city by including landmark partners including Baylor University in Waco, Texas, the Nelson-Atkins Museum in Kansas City, Missouri, and the USS Midway Museum in San Diego, California. Instilling Americana into our game was essential as it's one of the things people love about Chip & Joanna.

What's the goal of the game? What will keep people playing?

The key is the sense of progression and accomplishment. It is doing more and more renovations to see the fruits of your labor; choosing which materials and colors with which to renovate allows players to exercise their own sense of design. In the process of exercising that aesthetic muscle, you unlock more and more choices. We make it very accessible because it is in the context of something that a lot of people are already familiar with: home renovation and decoration. On the business side, the element that drives progression is unlocking new cities and architecture, plus bigger and more unique homes. Not only are you unlocking new choices, but you're able to touch different types of architecture and see whether or not the technologies you have unlocked look good in those homes. Collaboration also adds to that progression where players can help their friends' renovations by visiting their House Flips, and getting bonuses for being helpful. Whether you play the game alone or with your friends, there's always more to discover in the ever-expansive world of renovation.

Can you describe some of the milestones you've reached?

We've been in production for about a year now. In March, we signed contracts with Chip & Joanna Gaines to build the game around their brand. Our relationship with them has been instrumental, not just from an audience perspective, but it has opened so many doors in terms of other brands that we're integrating into their game, like Kilz Paint and York Wallcoverings. Chip and Joanna had such a great experience working with us that they became investors in our seed round.

We're also in talks with Habitat for Humanity as our impact partner; a portion of our profits will go towards building houses, not just in America, but in developing countries as well.

Another big milestone for us is our great relationship with the application platforms, Apple and Google. They've seen our game and they're both really excited, not just because of the brand, but because this is a first-of-its-kind game. We are defining a new genre of game that's not only beautiful, but fun to play as well.

The most recent development has been creating a media relationship with Scripps Networks, which owns Fixer Upper and the HGTV network. They also own The Food Network, DIY, and Travel Channel. They have also seen the game, and have been highly supportive. We'd love to promote the game on television, so even though we're a fledgling publisher, we'll be doing things that only some of the biggest game developers are able to do.

How much runway do you have?

As of November 2016, the company had cash in bank of approximately $76K. It is operating with an approximate burn rate of $68K per month. The company has financing in place to fund expenses if needed.

Why will fun-gi win?

When you think about where the games industry is right now, it continues to see massive amounts of growth, and we're still in the elbow of its growth curve especially in mobile applications. In terms of branded content, innovation has always been late as common practice has been to skin a brand on an old game for re-release, essentially replicating the same tired game. We'll win because our focus is on innovative designs that are highly engaging. We've created a game which will define and own its genre where you not only exercise the business skill of flipping houses, but you also exercise the design skill of home renovation.

We'll also win because we're doing something no one else has done: packaging a game in a beautiful casual wrapper while introducing, what the industry calls, 'mid-core game mechanics' to an audience that is usually accustomed to playing games like Candy Crush or Words With Friends. Delivering a mid-core game experience to a casual audience in House Flip creates a fun and highly-engaging experience.

Perhaps most importantly, fun-gi also wins because our focus on audience alignment allows us ways to scale our games like few other game developers can. Chip & Joanna's show, Fixer Upper, is the #1 program on TV for upscale women, ages 25 to 54. Our game, from the ground up, was built for that very same audience. While alignment is key, we're also able to leverage their massive audience which we anticipate will result in millions of downloads.

Why is fun-gi unique?

We want to continue making innovative content. And, we want to create games that allow brands to thrive and continue to grow. The EA's and the Kabam's of the world do it with some of the biggest IP from Star Wars to Marvel. Likewise, we're creating games as a platform for growing brands to be able to engage with a player base. The key word here is "growing" since our games are intended to grow the originating brand, and by aligning the game with their audience while basking in that halo effect we end up bringing in other brands, further growing the audiences of everyone participating. Ultimately it is that merging of the game world with the brand world and helping them grow through really fun and innovative game content is what set us apart.

Have you launched? What are your measures for success?

Right now we are in private beta, that means that we have a build that we are continuously updating for internal testers. We're right around the corner for soft launch, so we're on track to submit our build to a couple of small countries in December. During that time we'll basically be looking at 3 key metrics: retention, engagement, and monetization (how often players come back, how long players play, and if players open their wallets to pay, respectively). Those are the really key pieces. When it comes to retention, downloads are always a big sign. We'll be looking at our daily active users. We'll be looking at how often they come back. What's our day 1, day 3, day 7, day 30 retention rate? How did they compare up against other games in the casual to mid-core space? We'll have a good sense by then of how well players are monetizing, and we will be able to determine if we are hitting the metrics that we forecasted.

We forecasted a conservative figure to achieve 6 million downloads in the first 6 months. That would be in most of the major countries that Fixer Upper has a presence in. What that translates into daily active users, in our estimates based on a compounded retention curve pans out to about 400,000 daily active users. We took a look at what the industry standard is on average revenue per daily active user. For a lot of casual titles, they're under $0.10 cents. Then you have the games that are doing really well, like the Pokemons or the Clash Royales, Clash of the Clans, the Candy Crushes of the world. They're all over $0.20-$0.25 cents average revenue per daily active user (ARPDAU). What we forecast is just a $0.07 cent ARPDAU. Carrying conservative forecasts skews us more towards the casual space, but it also ensures we hit our revenue targets.

Tell us about your strategies for growth.

It is a combination of things. We have the ability to leverage Chip & Joanna Gaines' social media footprint, over 12 million followers. Chip and Joanna are also followed by some incredible people. But getting exposure to Chip & Joanna doesn't stop at owned or earned influencer marketing. Publishing House Flip will carry a truly integrated marketing approach where paid social, search, and video advertising will amplify any influencer campaign. Our relationship with Scripps Networks will also allow us to advertise at scale on HGTV, effectively capturing the attention of the very audience we've built our game for.

How do you make money?

We make money in three ways: in-app purchases, in-game sponsorships, and in-game video advertising. Our strategy for these three channels is intentional since we know we will attract a variety of different players. Folks who wish to be more productive or accelerate their renovations will be more inclined to make an in-app purchase, whereas folks who wish to grind and play for free will consume more in-game video advertising. Our focus on a great branded experience also gives players the chance to interact with some of the home renovation industry's biggest brands such as Kilz Paint or York Wallpaper. With House Flip being free to download, we wanted to make sure that there was a lot of value to play for free while at the same time creating worthwhile moments for our players to make purchases in a game they've come to love.

Is the first of many games to come? Why are you raising now?

House Flip is just our first title. We will use the same discipline of creating a truly innovative and marketable game to approach and win other brands. Though we have already designed two other games, we'll go through the same rigor we did with Chip & Joanna in our discovery process to ensure we identify and can help grow a growing brand.

The momentum of getting Chip & Joanna on board really dictated our focus on leading with our house flipping game as our sole project. The nature of the game being in 3D and highly asset-intensive has also turned the game into a high budget title. That said, the capital we're raising right now is intended to go entirely towards the production and marketing of House Flip. Even more than just raising money, we're excited to bring on fans of games, real estate, and Chip & Joanna as champions for our company and our games.

What keeps you up at night about the business?

Building the right team, having the capital so that we can hire outstanding talent, and to continue to make great content so that the copycats can't get at us.

Why are you the ones to make this happen?

I have been in games since 2010 when I oversaw monetization and user acquisition at a casual game company called Mobile Deluxe. We made Solitaire Deluxe as well as some of the highest rated slots and hidden object games. I then joined M&C Saatchi where I worked with some of the biggest apps as part of our client base, including Amazon where I marketed the Kindle app and the Amazon shopping app. I also launched the Zumba Dance Game, a Phineas and Ferb infinite-runner game as well as Sports Jeopardy and Wheel of Fortune for Sony. Merging the worlds of game monetization and big brands, I started fun-gi to capture an opportunity where brands can treat games as a legitimate media channel to grow their audience and make some money at the same time. Bringing my discipline in team growth, we will continue to hire world class talent who are super motivated to create novel content in the game space.

Our first hire is Jimmy Xu who is an expert in user experience design, and has taken on a monetization and production role as our Product Manager. Our development partner, the BAFTA award-winning team in Section Studios has done work for Riot Games, EA, Dreamworks, Infinity Ward, just to name a few. As an equity partner in our game, Section Studios allows us to scale our team where it's needed with minimal transition costs. If we need artists or extra producers, we don't need to go through the time-intensive process of identifying AAA-capable talent. In partnering with Section Studios, we're able to turn on and turn off resources as we've needed. With this core team, we continue to attract strong talent who are motivated to create amazing games.

ASK A QUESTION

Type your question here...

ASK QUESTION

Parsa Shabani Jan 26

House Flip w/ Chip & Jo customer ratings on iTunes is 3/5 for the current version. Why & what are you doing to address that?



Alfred Fung CEO FO[illegible] Jan 27

Hi Parsa - as with many soft launches there are bound to be hiccups along the way (hence the reason to soft launch before going big right out of the gate). The bug players have been sharing in the App Store has been addressed, and we've tested it over the past few days to ensure it has been fixed. Our QA team believes we'll be able to submit this update tomorrow (1/27), so we should have a clean build in folks' hands by early next week (as Apple has been very kind to us in turnaround times). I can also share that our team has grown a fondness for our players in Australia and New Zealand as they've been incredibly supportive and patient with us. I'm sure you can feel that bond by reading the... *[+ READ MORE]*

LIKE

Gary Hendrikse Jan 13

Dear Alfred, great job by you and your team on a very exciting project. Can you please let me know the closing date on the current offering.



Alfred Fung CEO FO[illegible] Jan 24

Hi Gary - thanks for the kind words and positive spirits! We haven't given a new closing date on the current offering, but my understanding is that most Reg CF campaigns run 45-60 days. We should be sharing a closing date shortly, so please keep an eye out!

LIKE



Alfred Fung CEO FO[illegible] Jan 27

Quick update Gary: with our soft launch metrics exceeding expectations, we've set our close date to be Thursday, February 9th. As that's less than 2 weeks away, we're still hustling on bringing in new investors. All signs are indicating that we've got a hit on our hands so we've never been in better shape!

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO FUN-GI

1. Our company, fun-gi, is pre-revenue, and is raising capital to build and market a product we hope will define a new genre of game with the reknown of Chip & Joanna Gaines from HGTV's hit show, Fixer Upper.

2. Investors won't see a return until the company is acquired or IPO's.

3. Even with the partnerships and media support of Chip & Joanna Gaines and Scripps/HGTV, the game might not grow with enough players to generate revenue at the... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

fun-gi is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Alfred Fung

CEO at fun-gi

Los Angeles, California | Computer Games

Previous M&C Saatchi Mobile, Mobile Deluxe, Panvolve

Education University of Southern California - Marshall School of Business

Connect | Send Alfred InMail

500+ connections

https://www.linkedin.com/in/alfredfung | Contact Info

Background

Summary

Alfred founded fun-gi to design and publish games for growing brands. His team has built a house flipping game for Chip and Joanna Gaines of HGTV's hit show, Fixer Upper.

Prior to fun-gi, Alfred oversaw teams in Los Angeles, San Francisco, and New York for the global leader in mobile advertising: M&C Saatchi. His game experience started at Mobile Deluxe where he managed freemium monetization and user acquisition for their casual games. All told, Alfred has launched some of the most popular brands and games in mobile.

Alfred received his MBA from USC's Marshall School of Business, and holds a BA in Philosophy from UCLA. He's also a Returned Peace Corps Volunteer having served two separate terms in China and Palau.

Experience

CEO

fun-gi

November 2014 – Present (2 years 2 months) | Greater Los Angeles Area

Connecting growing brands with IP-specific game design and publishing. Wearing multiple hats as a brand consultant, game designer, fundraiser, producer, administrative assistant, Excel modeler, and HR guy. Building a team that believes in the core philosophy of fun-gi: purpose, fun, and design.

Media Director

M&C Saatchi Mobile

June 2013 – August 2014 (1 year 3 months) | Santa Monica, CA

Opened media operations in Los Angeles and San Francisco accounting for 8-figure annual paid media. Nearly doubling the staff, Alfred led organizational growth and QoQ record revenue as a member of the executive team. He coordinated strategic branding, creative production, and media buying while spearheading industry best practices to help make M&C Saatchi the leader in mobile marketing solutions. Championing a culture built on purpose and hard work, Alfred also on-boarded teams who embraced the agency's core philosophy: Brutal Simplicity of Thought.

▸ 1 honor or award

▾ 8 recommendations, including:



Lisa Rea
Digital Marketing | Analytics | Dashboard…

I worked closely with Alfred on the Microsoft Mobile Devices account and his constant enthusiasm and passion was truly... View↓



Brandon M. Baker (MBA)
Sr. Product Marketing Manager - CDK

I had a great time working with Alfred while he was Media Director at MC Saatchi Global. Alfred was quick to get on a call... View↓

6 more recommendations↓

Director of Marketing

Mobile Deluxe

August 2010 – June 2013 (2 years 11 months) | Santa Monica, CA

Joined Mobile Deluxe as it pivoted its games from premium to freemium and concentrated on both monetization (ad-based and IAP-based) as well as user acquisition strategies. Launched some of their Top Grossing titles including Solitaire Deluxe and Big Win Slots across multiple platforms.

Drove direct-to-consumer marketing for mobile apps by devising and executing go-to-market strategies from product development to user acquisition to monetization. Re-branded the company and its games as the ecosystem evolved into a B2C industry. Developed and communicated brand positioning for the company and its games. Created effective distribution plans across multiple platforms (iOS, Android, and Amazon) by providing creative direction on advertising and optimizing ad spend budget through multiple direct response channels. Executed and optimized various monetization strategies to capture value across each player's lifecycle. Directed customer relationship management through email campaigns and social community growth. Designed analytics and data visualization for sales, competition, and user behavior.

▸ 1 honor or award

▾ 1 recommendation



Jeff Spears
Digital Marketing l Partnerships l Management

I had the pleasure of hiring and working closely with Alfred during our time at Mobile Deluxe. He was instrumental in developing a user acquisition and monetization strategy as our company pivoted from a download to free-to-play model, and he... View↓

Principal of Strategy and Marketing

Panvolve

July 2009 – July 2010 (1 year 1 month)

Researched business feasibility, built strategic partnerships, and sought funding for a web-based venture which enabled teachers to collaborate on digital media curriculum resources in order to improve student learning as well as parental involvement.

Consultant

Sony Pictures Entertainment

March 2009 – July 2009 (5 months)

Led a team to develop a 5-year plan to attain revenue growth of 10x in the home entertainment market of India.

Conducted primary research in India through interviews, consumer surveys, and retail store visits. Secondary research was collected via industry, marketing, and consulting reports.

Analyzed and provided recommendations on local retail industry, distribution, marketing mix, branding and positioning, and solutions to address the black market.

MBA Candidate

USC Marshall School of Business

August 2008 – July 2009 (1 year)

Information Management and International Business focus in USC Marshall's one-year accelerated (IBEAR) MBA program.

Graduated with Honors - Beta Gamma Sigma.

▾ 2 recommendations

Hideo Sonobe
Managing Director of Polar Japan (Coun…

I was working intensively with Alfred Fung for the consulting project at University of Southern California. In this project,... View↓

Jack G. Lewis
Advisor, ITO EN North America, Inc.

Alfred just graduated from our MBA program at the Marshall School at USC. He is a focused, driven guy with considerable... View↓

Marketing Analyst
TelePacific Communications
February 2007 – July 2008 (1 year 6 months)

Analyzed business cases and collaborated with multiple business units within the company to evaluate data on costs and technical feasibility which contributed 10% to total annual revenues of $675M+.

Modeled sales contracts ensuring profitability standards for gross/contribution margins by scaling commissions saving the company $7.5M+ annually.

Elementary School Teacher
Ivy League Bilingual School
January 2006 – December 2006 (1 year)

Instructed 3rd and 4th grade students in the subjects of Science and Writing at a Chinese/English immersion school.

Business Counselor
Peace Corps
August 2003 – November 2005 (2 years 4 months)

Peace Corps Volunteer service in Palau. Consulted entrepreneurs in management and technical subjects assisting in starting and/or expanding their businesses. The Small Business Development Center (SBDC) was the host agency located in the capital of Koror.

▾ 1 recommendation

Casey Jeszenka
Network Director of the UOG Pacific Islands Small Business Development Center (SBDC) Net…

I worked with Alfred for over two years while he was a Peace Corps volunteer at our Palau SBDC. Alfred proved to be a very dedicated and productive employee who even took over as the Acting Palau SBDC Director when we needed him to do it. He is up... View↓

TEFL Instructor
Peace Corps
June 2002 – April 2003 (11 months)

Peace Corps Volunteer service in China. Taught English Writing at a teacher's university in Duyun, Guizhou.

▾ 1 recommendation

Andrew Criss
Manager, Digital Education at Amazon

Alfred was a dedicated teacher who earned the respect of his students and co-workers. His innovation in the class room and commitment to education outside of the classroom make it easy for me to earnestly recommend Alfred as a teacher and a leader. View↓

Publications

Becoming a Mobile Bloomingdale’s: Merchandising Free-to-Play

Games Brief

July 23, 2013

The key elements to merchandising free-to-play games in order to capture value at different phases of a player's lifecycle.

Honors & Awards

Speaker/Panelist

Mobile Insider Summit - "What's a Conversion Anyway? The New Metrics of Context" (August 2013)
Mobile Media Summit - "Social and Mobile - The Killer App?" and "Location Targeting Made Easy" (April 2014)

Speaker/Panelist

TechHub Los Angeles - "Indie Games for the Win" (May 2013)

Languages

English
Native or bilingual proficiency

Chinese
Professional working proficiency

Spanish
Elementary proficiency

Skills

Top Skills

- 43 Marketing Strategy
- 42 Mobile Advertising
- 34 Mobile Devices
- 40 Digital Media
- 28 Marketing
- 21 Business Planning
- 18 Product Marketing
- 9 Integrated Marketing
- 1 Mobile Games
- 1 Monetization

Alfred also knows about...

- 47 Advertising
- 13 International Business
- Traffic Monetization
- Business Analytics
- Data Visualization
- 4 Business Intelligence
- 10 Competitive Analysis
- 7 Brand Awareness
- 11 CRM
- 8 Market Analysis
- 7 Brand Development
- 4 Cross-functional Team...
- 3 Public Relations
- 2 Cross-cultural
- 2 Cross Functional Team...
- See 12+ ›

Education

University of Southern California - Marshall School of Business

MBA, Information Management & International Business

2008 – 2009

Activities and Societies: Beta Gamma Sigma

▾ 2 recommendations

Jeff Ouyang
Experienced Business Developer

I have been a fellow classmate of Alfred for the past year. Alfred is a seasoned leader with unparalleled energy. He... View↓

Jaysu (Suresh) Jeyachandran
Engineering Leader (Execution) I Innova...

Alfred is an exceptionally diligent, hardworking and a committed individual. I had the pleasure of sitting next to him... View↓

University of California, Los Angeles

Bachelor of Arts, Philosophy

1999 – 2001

Business and Administration Specialization

Activities and Societies: Alpha Kappa Psi, UniCamp, Asian American Tutorial Project

---

Additional Info

- ### Interests

Design and UX, mobile games, digital media and entertainment, real estate, screenplay writing and film making, education technology, automobiles and motorcycles, SCUBA diving, fishing (spin casting, fly, and spear), tennis, and golf.

- ### Personal Details

Birthday May 24

Organizations

Additional Organizations

Alpha Kappa Psi, UCLA UniCamp

Volunteer Experience & Causes

Business Counselor
Peace Corps
August 2003 – November 2005 (2 years 4 months) | Economic Empowerment

Business planning, market feasibility studies, financial forecasting, and operational training for small and medium sized enterprises.

Opportunities Alfred is looking for:

- Skills-based volunteering (pro bono consulting)

Causes Alfred cares about:

- Arts and Culture
- Children
- Economic Empowerment
- Education
- Disaster and Humanitarian Relief
- Science and Technology

Recommendations

Received (15) Given (12)

Media Director
M&C Saatchi Mobile



Lisa Rea
Digital Marketing | Analytics | Dashboard & KPI Consultant

" I worked closely with Alfred on the Microsoft Mobile Devices account and his constant enthusiasm and passion was truly contagious! His knowledge of mobile marketing was invaluable and his constant desire to learn more beyond his immediate area of focus was endless. He was very responsive and always eager to identify optimization opportunities to constantly improve... **more**

July 21, 2015, Lisa was with another company when working with Alfred at M&C Saatchi Mobile



Brandon M. Baker (MBA)
Sr. Product Marketing Manager - CDK

“ I had a great time working with Alfred while he was Media Director at MC Saatchi Global. Alfred was quick to get on a call or meet face to face to explore opportunities which I could track to further grow Amazon's mobile customer base. Alfred is quick to provide quantifiable details, as well as push for creative new tests to see how we might make a step-change in mobile... **more**

April 29, 2015, Brandon M. worked indirectly for Alfred at M&C Saatchi Mobile



Gwen Murray
Head of Mobile Marketing at Staples

“ Alfred was an amazing partner to work with. His attention to detail and hands-on approach to account management helped us exceed our goals. He understands the mobile ad landscape extremely well, including analytics and ways in which to measure attribution in an increasingly fragmented space. I would work with Alfred again in a heartbeat!

January 4, 2015, Gwen was Alfred's client



Stephen Saiz
VP, Marketing I Digital Strategy I Mentor

“ When I moved from a larger company to a smaller team, one of my immediate priorities was to secure an experienced user acquisition & monetization partner to assist with our ambitious download and revenue goals. Alfred displayed a tremendous amount of mobile knowledge and confidence in his teams ability to deliver against our mobile forecasts across a number of titles.... **more**

October 15, 2014, Stephen was with another company when working with Alfred at M&C Saatchi Mobile



Nil Sangarabalan
Account Director I App Store Optimization (ASO) I Mobile Strategy I Conversion Optimization at The ASO Co

“ Working with Alfred for just over a year benefited me incredibly. He is a hit when it comes to managing client relations, and his wealth of knowledge of mobile marketing is enviable, to say the least. However, in my opinion, it's his dedication to his own team that makes him stand out. Despite working with members in two different offices (and time zones), Alfred put in... **more**

October 13, 2014, Nil reported to Alfred at M&C Saatchi Mobile

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